UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023

PowerUp Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-41293	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Grand Street Unit #195

New York, NY 10013

(Address of Principal Executive Offices) (Zip Code)

(646) 807-8832

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one Redeemable Warrant	PWUPU	The Nasdaq Stock Market LLC

Class A Ordinary Shares, par value $0.0001 per share, included as part of the Units	PWUP	The Nasdaq Stock Market LLC

Redeemable Warrants each exercisable for one Class A Ordinary Share for $11.50 per share, included as part of the units	PWUPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 14, 2023, PowerUp Acquisition Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with SRIRAMA Associates, LLC, a Delaware limited liability company (the “Acquirer”) and PowerUp Sponsor LLC ( the “Sponsor”), pursuant to which the Acquirer will purchase from the Sponsor (x) 4,317,500 Class A Ordinary Shares and (y) 6,834,333 private placement warrants, free and clear of all liens and encumbrances (other than those contained in the Letter Agreement, dated February 22, 2022, by and among the Company, its officers, directors and the Sponsor, and the Underwriting Agreement, dated February 17, 2022, by and between SPAC and Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriting Agreement”)), for an aggregate purchase price of $1.00 (the “Purchase Price”) payable at the time of the initial business combination.

In addition to the payment of the Purchase Price, the Acquirer also assumed the following obligations: (i) responsibility for all of Company’s public company reporting obligations; (ii) responsibility for the Company’s D&O insurance premium to maintain D&O coverage through the closing of the initial business combination and obtain appropriate tail coverage; (iii) responsibility for the Company’s outstanding legal fees owed by the Company; (iv) to assume the Administrative Services Agreement dated February 17, 2022, between the Company and the Sponsor; and (v) to perform all other obligations of the Sponsor related to the Company.

Pursuant to the Purchase Agreement, the Acquirer will replace the Company’s current directors and officers with directors and officers as the Acquirer may select in its sole discretion.

The obligations of the Sponsor to consummate the transactions contemplated by the Purchase Agreement are subject to the satisfaction or written waiver by the Sponsor of the following conditions: (a) the approval of the board of directors the SPAC; (b) the approval of the members of the Sponsor; (c) the consent or waiver of the underwriters under the Underwriting Agreement; (d) the filing of its quarterly report on Form 10-Q by the SPAC for the quarter ended June 30, 2023.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, corporate authority, and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to the qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The closing of the transactions contemplated in the Purchase Agreement is expected to take place on or before August 18, 2023, or on such other date as the parties agree in writing.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Purchase Agreement, dated July 14, 2023, by and among SRIRAMA Associates, LLC, PowerUp Acquisition Corp. and PowerUp Sponsor LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERUP ACQUISITION CORP.

By:	/s/ Gabriel Schillinger
Name: Gabriel Schillinger
Title: President

Dated: July 18, 2023